                                                                      Exhibit 11

                      ROY F. WESTON, INC. AND SUBSIDIARIES

            STATEMENTS OF COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                                            Three Months Ended September 30,
                                                                            --------------------------------
                                                                                 1996             1995
                                                                                 ----             ----
                                                                                  (Thousands of Dollars)
 PRIMARY
 -------

 Net income (loss)                                                         $     (16,603)    $         748
                                                                           ==============    =============

 Weighted average shares outstanding                                           9,620,771         9,565,903
                                                                           ==============    =============

 Net income (loss) per share                                               $       (1.73)    $         .08
                                                                           ==============    =============

 FULLY DILUTED
 -------------

 Net income (loss)                                                         $     (16,603)    $         748

 ADD:
      Interest on 7% Convertible Subordinated Debentures, net
      of applicable income taxes                                                     302               247
                                                                           --------------    -------------



 Net income (loss) for fully diluted net income (loss) per share           $     (16,301)    $         995
                                                                           ==============    =============
 Weighted average number of shares used in calculating
    primary net income (loss) per share                                        9,620,771         9,565,903

 ADD:
      Shares issuable upon conversion of 7% Convertible  Sub-
      ordinated Debentures                                                       861,134         1,033,128
      Stock options                                                                   -                693
                                                                           --------------    -------------
 Weighted average number of shares used in calculating fully
    diluted net income (loss) per share                                       10,481,905        10,599,724
                                                                           ==============    =============

 Fully diluted net income (loss) per share                                 $       (1.56)    $         .09
                                                                           ==============    =============

                                                                      Exhibit 11

                      ROY F. WESTON, INC. AND SUBSIDIARIES

            STATEMENTS OF COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                                            Nine Months Ended September 30,
                                                                            -------------------------------
                                                                                  1996          1995
                                                                                  ----          ----
                                                                                  (Thousands of Dollars)
 PRIMARY
 -------

 Net income (loss)                                                         $     (17,256)    $       2,282
                                                                           ==============    =============

 Weighted average shares outstanding                                           9,567,918         9,524,196
                                                                           ==============    =============

 Net income (loss) per share                                               $       (1.80)    $         .24
                                                                           ==============    =============

 FULLY DILUTED
 -------------

 Net income (loss)                                                         $     (17,256)    $       2,282

 ADD:
      Interest on 7% Convertible Subordinated Debentures, net
       of applicable income taxes                                                    791               772
                                                                           --------------    -------------


 Net income (loss) for fully diluted net income (loss) per share           $     (16,465)    $       3,054
                                                                           ==============    =============
 Weighted average number of shares used in calculating
    primary net income (loss) per share                                        9,567,918         9,524,196

 ADD:
      Shares issuable upon conversion of 7% Convertible  Sub-
      ordinated Debentures                                                       975,378         1,094,496

      Stock options                                                                  995               231
                                                                           --------------    -------------
 Weighted average number of shares used in calculating fully
    diluted net income (loss) per share                                       10,544,291        10,618,923
                                                                             ============    =============

 Fully diluted net income (loss) per share                                 $       (1.56)    $         .29
                                                                           ==============    =============